EXHIBIT A

                               "COMPREHENSIVE FEE"
                         INVESTMENT MANAGEMENT AGREEMENT

         THIS AGREEMENT, dated the ____ day of _____________, 1998, made and entered into by and between _______________ Trust, (the "Trust"), organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts, and RESERVE MANAGEMENT COMPANY, INC., (the "Manager"), a New Jersey corporation having its principal place of business in 810 Seventh Avenue, New York, NY 10019, on behalf of the _________________ Fund (the "Portfolio").

         WHEREAS,   the  Trust  is  engaged  as  a  non-diversified   management
investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest, no par value, in separate series or classes of series, with each such separate series representing an interest in a separate portfolio of investment securities and other assets;

         The parties agree as follows:

         1. Investment Services. The Manager shall select and manage the Portfolio's investments and shall determine what investments shall be made or disposed of by the Portfolio and shall effect such acquisitions and dispositions, all in furtherance of the Portfolio's investment objective and policies, subject to the overall control and direction of the Trust's Board of Trustees. The Manager shall report on such activities to the Board of Trustees of the Trust and shall submit such reports and other information thereon as the Board of Trustees shall from time to time request. Notwithstanding any other provision hereof, the Manager, with the approval of the Trust, may contract with one or more Sub-Investment Managers to perform any of the investment management services; provided, however, any compensation paid will be the sole responsibility of the Manager.

         2. Other Services and Assumption of Certain Expenses. The Manager shall furnish to the Trust, on behalf of the Portfolio: (i) the services of a President and such other executive officers as may be requested by the Portfolio, (ii) office space and customary office facilities to the extent that the Portfolio's activities occur in New York, (iii) maintain Portfolio records not otherwise maintained by the Portfolio's custodian, distributor or sub-investment managers, and (iv) all accounting, administrative, clerical, secretarial and statistical services as may be required by the Portfolio for the operation of its business and compliance with applicable laws. The Manager shall pay the compensation of all officers of the Trust on behalf of the Portfolio and all operating and other expenses of the Portfolio except interest charges, taxes, brokerage fees and commissions, extraordinary legal and accounting fees and other extraordinary expenses including expenses incurred in connection with litigation proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors and other agents of the Trust, payments made pursuant to the Trust's Distribution Plan, and the fees of the disinterested Trustees. The Manager may contract with other parties to perform any of the ordinary administrative services required of the Manager; provided, however any such compensation will be the responsibility of the Manager.

         3. Compensation of the Manager. The Portfolio shall pay to the Manager as compensation for the services rendered hereunder and as for full reimbursement for all officers compensation and ordinary operating expenses of the Portfolio paid by the Manager under paragraph 2 hereof, a Management fee at an annual rate of ___% of the average daily net asset value of the Portfolio.

         The Management fee shall be computed and accrued daily and shall be paid by the Portfolio to the Manager monthly.

         4. Compliance with Applicable Requirements. This Agreement will be performed in accordance with the requirements of the 1940 Act and the Investment Advisers Act of 1940 and the rules and regulations under such acts, to the extent that the subject matter of the Agreement is within the purview of such acts and such rules and regulations. The Manager will assist the Trust on behalf of the Portfolio in complying with the requirements of the 1940 Act, and the Securities Act of 1933, and the rules and regulations under such acts and in qualifying as a regulated investment company under the Internal Revenue Code of 1986 and applicable regulations of the Internal Revenue Service thereunder. In carrying out its obligations under this Agreement the Manager shall at all times conform to the provisions of the Declaration of Trust and By-Laws, the provisions of the currently effective Registration Statement of the Trust under the 1940 Act and the Securities Act of 1933, and any other applicable provisions of state or Federal law.

         5. Termination. This Agreement shall be in effect until the close of business on _____________, 2000 and shall continue in effect from year to year thereafter but only so long as such continuance is specifically approved at least annually by (i) either the Board of Trustees of the Trust or a majority vote of the outstanding voting securities of the Portfolio, provided, however, that if the shareholders of the Portfolio fail to approve the Agreement, as provided herein, the Manager may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act, and the rules thereunder, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of either party of this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio, on 60 days' written notice to the Manager, or by the Manager on like notice to the Trust.

         The name Reserve ______________ shall be deemed to have been licensed to the Trust by the Manager. In the event of termination of this Agreement, the Manager may terminate or revoke such license on 90 days written notice to the Trust. On or before the date of such revocation or termination, the Trust will change its name to another name which does not include the word "Reserve."

         6. Non-Assignability. This Agreement shall not be assignable by either party hereto and shall automatically terminate forthwith in the event of such assignment (within the meaning of the 1940 Act).

         7. Approval of Agreement and Amendments. This Agreement and any material amendments hereto shall be approved by vote of the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Portfolio, provided, however, that if the shareholders of the Portfolio fail to approve the Agreement as provided herein, the Manager may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and the rules thereunder.

         8. Non-Exclusivity. The services of the Manager to the Trust are not to be deemed exclusive and the Trust agrees that the Manager is free to act as investment manager to various investment companies and other managed accounts. For purposes of this Agreement and the undertakings provided for herein, the Manager shall at all times be considered as an independent contractor, and shall not be considered as an agent of the Trust and shall have no authority to act for or represent the Trust in any way.

         9. Liability of the Manager. In performing its duties hereunder, the Manager may rely on all documentation and information furnished it by the Trust. Except as may otherwise be provided by the 1940 Act, neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Manager's duties or by reason of reckless disregard of the Manager's obligations and duties under this Agreement.

         10. Notices. Any notices and communications required hereunder shall be in writing and shall be deemed given when delivered in person or when sent by first-class, registered or certified mail to the Manager or to the Trust at 810 Seventh Avenue, New York, New York 10019, or at such addresses as either party may from time to time specify by notice to the other.

         11. Governing Law. The terms and provisions of this Agreement shall be interpreted under and governed by the law of the State of New York.

         12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall be deemed to be severable.

         13. Shareholder Liability. The Manager understands and agrees that the obligations of the Trust under this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust and the Trust's property. The Manager represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder liability for acts or obligations of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the day and year first above written.


                                            ______________ TRUST

                                            By ________________________________
                                                          President

ATTEST:


-------------------------
         Secretary
                                            RESERVE MANAGEMENT COMPANY, INC.


                                            By ________________________________
                                                          President
ATTEST:


-------------------------
         Secretary